Exhibit 99.1

      Healthaxis Announces First Quarter 2006 Operating Results;
          Results Substantially Improved From Previous Year;
          Revenue Improves from Previous Quarter by Over 5%

    IRVING, Texas--(BUSINESS WIRE)--May 11, 2006--Healthaxis Inc. (Nasdaq:HAXS), an innovative provider of technology-enhanced, integrated business process solutions and services, including claims and benefit administration applications, web-enabled software solutions and outsourced claims related services for health benefit administrators and health insurance claims processors, reported financial results today for the three month period ending March 31, 2006.

    First Quarter 2006 Financial Highlights

    -- Revenues in the first quarter 2006 of $3.9 million were down slightly from $4.1 million in the first quarter 2005. This decline resulted principally from lower professional services revenue as most billable professional services for the three months ended March 31, 2006 were recorded as deferred revenue tied to client implementation.

    -- Revenues were almost $200,000 higher (5.2%) than the fourth quarter of 2005 as transaction and license fees increased from new business. The new business revenue resulted from both the expansion of existing customers and from new customer implementations in the first quarter.

    -- The net loss in the first quarter 2006 was $462,000 ($0.08 per share), a 52% reduction from the $958,000 loss ($0.26 per share) for the same quarter in 2005. The improved results were primarily from decreased personnel and contractor costs, lower corporate facility costs resulting from the relocation of the Company's headquarters in June 2005, lower amortization and depreciation, and increased capitalized startup costs for new customers. The cost improvements were partially offset by increases from the expansion of the company's sales and marketing efforts begun in the last half of 2005.

    -- Operating income in the first quarter of 2006 improved slightly from the fourth quarter of 2005, due to the higher revenues. Net results were comparable to the fourth quarter of 2005.

    Review and Outlook

    Commenting on the Company's first quarter results, John M. Carradine, the Company's President and Chief Executive Officer said:
"The sequential quarterly revenue improvement for the first quarter of 2006 was mostly the result of the large customer implementation we started working on at the end of last year. That implementation will continue throughout 2006, although the greatest revenue impact will begin to show in the second and third quarters. In addition, while not affecting current revenue, we also renewed contracts with a number of existing customers, and expanded our service offerings with others. These activities provide future stability in our revenue streams that is important and necessary in a business like ours. Of more significance to shareholders, though, is that we brought live two new customers in the first quarter whose revenue will begin to be more fully realized in the second quarter and beyond. Additionally, we signed another customer to a contract for the use of our Insur-Admin(R) system that is expected to be implemented by the end of the second quarter. These contract wins are the direct result of improved sales and marketing from organizational changes we made in mid-2005. I am cautiously optimistic that our sales and marketing programs are taking hold, and that Healthaxis is becoming more widely recognized for the quality and strength of its service offerings and commitment to customers."
    Mr. Carradine continued, "Our trend of operating losses continues to improve. Clearly, a continued positive trend in revenue is necessary to future growth and to achieve profitability. This is where our attention is focused. We clearly are benefiting from the fact that our employees are some of the best qualified and most dedicated I have ever seen."

    About Healthaxis Inc.

    Healthaxis (Nasdaq:HAXS) is a leading technology enhanced provider of fully integrated business process outsourcing and claims and administration solutions and services for health benefit administrators and health insurance claims processors. For information on Healthaxis products and services, call 800-519-0679 or visit www.healthaxis.com. For investor information, call 972-458-8000.

    Forward-looking statements:

    Statements that are not purely historical facts, including without limitation statements about anticipated or expected future revenue and performance, constitute forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1934, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include without limitation the risks and uncertainties identified in our documents filed with, or furnished to, the Securities and Exchange Commission, including those identified under the caption "Risk Factors" in our most recently filed Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.


Healthaxis Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data) (Unaudited)

                                                  Three months ended
                                                       March 31,
                                                   2006       2005
                                                 ---------- ----------

Revenue                                             $3,918     $4,126
Expenses:
     Cost of revenues                                3,376      4,096
     Sales and marketing                               374        213
     General and administrative                        609        644
     Amortization of intangibles                        --         84
                                                 ---------- ----------
Total operating expenses                             4,359      5,037
                                                 ---------- ----------
Operating loss                                        (441)      (911)
Interest and other income (expense), net               (21)       (47)
                                                 ---------- ----------
Net loss                                             $(462)     $(958)
                                                 ========== ==========

Net loss per share of common stock (basic and
 diluted)                                           $(0.08)    $(0.26)
                                                 ========== ==========

Weighted average common shares used in computing
   basic and diluted loss per share              6,088,855  3,697,649


Healthaxis Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands) (Unaudited)

                                                     Mar. 31, Dec. 31,
                                                      2006     2005
                                                     -------- --------

Assets
Cash and cash equivalents                             $3,862   $4,729
Accounts receivable, net                               2,732    2,256
Other current assets                                     637      628
                                                     -------- --------
Current assets                                         7,231    7,613
Property, equipment and software, net                  1,730    1,726
Goodwill                                              11,276   11,276
Other assets                                             882      531
                                                     -------- --------
Total assets                                         $21,119  $21,146
                                                     ======== ========


Liabilities and stockholders' equity
Current liabilities                                   $5,577   $5,100
Long-term liabilities                                  1,197    1,239
Stockholders' equity                                  14,345   14,807
                                                     -------- --------
Total liabilities and stockholders' equity           $21,119  $21,146
                                                     ======== ========

    CONTACT: Halliburton Investor Relations
             Matt Kreps, 972-458-8000
             mkreps@halliburtonir.com